Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED U.S. GOVERNMENT SECURITIES
FUND: 1-3 YEARS, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                      DATE

/s/ John F. Donahue              Chairman                   March 31, 1998
---------------------------
John F. Donahue                  and Trustee
                                 (Chief Executive Officer)

/s/Glen R. Johnson                        President         March 31, 1998
Glen R. Johnson

/s/John W. McGonigle             Treasurer, Executive       March 31, 1998
John W. McGonigle                Vice President and Secretary
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Thomas G. Bigley             Trustee                    March 31, 1998
---------------------------
Thomas G. Bigley

/s/ Nicholas P. Constantakis     Trustee                    March 31, 1998
---------------------------------
Nicholas P. Constantakis

/s/ John T. Conroy, Jr.          Trustee                    March 31, 1998
---------------------------
John T. Conroy, Jr.

/s/ William J. Copeland          Trustee                    March 31, 1998
---------------------------
William J. Copeland

/s/ James E. Dowd                Trustee                    March 31, 1998
---------------------------
James E. Dowd

/s/ Lawrence D. Ellis, M.D.      Trustee                    March 31, 1998
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.      Trustee                    March 31, 1998
---------------------------------
Edward L. Flaherty, Jr.

/s/ Peter E. Madden              Trustee                    March 31, 1998
---------------------------
Peter E. Madden

/s/ John E. Murray, Jr.          Trustee                    March 31, 1998
---------------------------
John E. Murray, Jr.

/s/ Wesley W. Posvar             Trustee                    March 31, 1998
---------------------------
Wesley W. Posvar

/s/ Marjorie P. Smuts            Trustee                    March 31, 1998
---------------------------
Marjorie P. Smuts

Sworn to and subscribed before me this 31st day of March, 1998.

/s/ Cheri S. Good
Notary Public